ANNEX 3

REPORT SUBMITTED BY THE BOARD OF DIRECTORS OF TELEFÓNICA, S.A. IN CONNECTION WITH THE PROPOSAL OF AMENDMENT OF THE BY-LAWS SET FORTH IN ITEM VI ON THE AGENDA FOR THE GENERAL SHAREHOLDERS’ MEETING CALLED FOR MAY 9, 2007, UPON FIRST CALL AND FOR MAY 10, 2007, UPON SECOND CALL.

I. Purpose of the report

This report is prepared in compliance with the provisions of Section 144.1 a) of the Companies Act [Ley de Sociedades Anónimas], to provide the rationale for the proposed amendment of articles of the By-Laws of Telefónica, S.A. ("Telefónica" or the "Company") that is submitted to the shareholders for approval at the General Shareholders’ Meeting called for May 9 and 10, 2007, upon first and second call, respectively, in section VI (comprising items VI.1 through VI.3) of the agenda for the Meeting.

The By-Laws contain the rules for the organization of the Company and, at the same time, establish, delimit or specify the rights and obligations of the shareholders to the extent permitted by mandatory legal provisions. This definition of the By-Laws, which explains the natural tendency thereof to a certain stability of regulatory content, is in no way inconsistent with the possibility of amendment thereof. Quite the opposite: companies must review, update and technically perfect their organizational structure and operational rules, in order to have available at all times appropriate instruments to respond effectively to the changing needs that may arise from changes in the laws or other reasons, and the amendment of the By-Laws is normally the proper framework within which to carry out such updating. With this purpose in mind, it is deemed advisable for the corporate interests to propose to the shareholders of Telefónica at the General Shareholders’ Meeting that certain provisions of the By-Laws be amended, including some new matters and amending other provisions heretofore in effect. The proposed amendments involve Articles 14, 15 (paragraphs 1 and 3), 16 (paragraph 1 and addition of a paragraph 4), 17, 18, 19, 20 (paragraph 2), 24 (paragraph 4), 25 (paragraph 2), 27, 30 and 31 bis of the current By-Laws, and entail the addition of two new articles numbered 17 bis and 20 bis.

II. Rationale for the proposal

The purpose underlying a good part of the By-Law amendments submitted to the shareholders for approval at the Meeting is to bring the By-Laws into line with the Unified Good Governance Code [Código Unificado de Buen Gobierno] (the "Unified Code") published by the National Securities Market Commission [Comisión Nacional del Mercado de Valores] as Exhibit I to the Report of the special working group on good governance of listed companies of May 19, 2006 and approved by resolution of the Board of the National Securities Market Commission on May 22, 2006.

The reason behind other proposed amendments is Act 19/2005 of November 14, on European corporations domiciled in Spain ("Act 19/2005"), which, in addition to adding certain provisions relating to European corporations in a new Chapter XII of the Companies Act, amended other provisions thereof dealing with the call to General Shareholders’ Meeting and the appointment of directors, among other issues.

In addition, other proposed By-Law amendments relate to issues regarding voting and proxy-granting by means of long-distance communication, including the possibility of attending the meeting through real-time electronic means. The rationale for such proposed amendments may be found in Act 26/2003 of July 17 amending Act 24/1988 of July 28 on the Securities Market (the "Securities Market Act") and the restated text of the Companies Act approved by Royal Legislative Decrees 1564/1989 of December 22, for the purpose of strengthening the transparency of listed companies (the "Transparency Act" [Ley de Transparencia]), as well as in Act 19/2005.

Finally, the purpose of other proposed amendments is to technically improve the drafting and standardization of the current By-Laws, completing and clarifying regulations on certain matters.

This amendment of the By-Laws is also supplemented by the amendment of the Regulations for the General Shareholders’ Meeting of Telefónica, proposed in item VII of the agenda.

Below is a more detailed explanation of each of the proposed amendments, in the order in which they will be put to a vote at the General Shareholders’ Meeting. With regard to some of the amendments to the Regulations for the Shareholders’ Meeting, we would like to point out at the outset that the amendments of articles or groups of articles with an independent content will be voted upon separately; the rationale described in this report is also structured on the basis of such criterion.

  Item VI.1 on the Agenda (Amendments regarding the General Shareholders’ Meeting)

    Proposed amendment of Article 14 of the By-Laws regarding the powers of the Shareholders Acting at a General Shareholders’ Meeting

    The purpose of the proposed amendment of Article 14 of the By-Laws is to include the powers of the shareholders acting at a General Shareholders’ Meeting in connection with transactions of particular significance provided for in recommendation 3 of the Unified Code. It proposes that the following be submitted for the approval of the shareholders acting at a General Shareholders’ Meeting (i) the transformation of the Company into a holding company through "subsidiarization" or transfer to subsidiaries of core activities theretofore carried out by the Company; (ii) The acquisition or disposition of essential operating assets, when this entails an effective amendment of the corporate purpose; and (iii) Transactions the effect of which is tantamount to liquidating the Company.

    Proposed amendment of paragraphs 1 and 3 of Article 15 of the By-Laws regarding Ordinary and Extraordinary General Shareholders’ Meetings

    The purpose of the proposed amendment of paragraphs 1 and 3 of Article 15 of the By-Laws is to bring the provisions of such article into line with the mandatory provisions of the new Section 95 of the Companies’ Act, following the amendment thereof by Act 19/2005. Such proposed amendment includes a new paragraph providing for the validity of the Ordinary General Shareholders’ Meeting, even if has been called or is held beyond the applicable deadline.

    In addition, the amendment of paragraph 3 is proposed in order to adjust the period accorded to the Board of Directors to call a General Shareholders’ Meeting whenever requested by shareholders holding not less than five percent of the share capital to the new minimum prior notice of one month established for the call to meeting in Section 97.1 of the Companies Act amended by Act 19/2005.

    Proposed amendment of paragraph 1 of and addition of a new paragraph 4 to Article 16 of the By-Laws regarding the call to the General Shareholders’ Meeting

    The proposed amendment of paragraph 1 of Article 16 seeks to accommodate the new wording given to Section 97 of the Companies’ Act by Act 19/2005, which provides that Shareholders’ Meetings must be called by notice given at least one month prior to the date set for the holding of such meeting. The proposed wording, which is the same as that of the Regulations for the General Shareholders’ Meeting, provides that the notice of the General Shareholders’ Meeting shall be given as much in advance of the date set for the meeting as is legally provided for.

    It also proposes the insertion of a new paragraph 4 to reflect the right of shareholders’ holding not less than five percent of the share capital to request the publication of a supplement to the call to the General Shareholders’ Meeting including new items on the agenda, as provided in the new Section 97.3 of the Companies Act.

    Proposed amendment of Article 18 of the Bylaws regarding the shareholders’ right to receive information

    The proposed amendment is basically of a technical nature, in order to update the provisions of the By-Laws regarding shareholders’ right to receive information following the amendment of Section 112 of the Companies Act made by the Transparency Act. In keeping with such amendment, which has been applied in practice at recent last General Shareholders’ Meetings of Telefónica, a right to receive information prior to the Shareholders’ Meeting was established, which may be exercised in writing up to the seventh day prior to the holding of the meeting, and another such right which may be exercised verbally during the Meeting itself. Both provide for the possibility of requesting information or clarifications on the matters included on the agenda and, in addition, the right to receive information prior to the Meeting may refer to information accessible to the public that the Company has provided to the National Securities Market Committee [Comisión Nacional del Mercado de Valores] since the holding of the immediately preceding General Shareholders’ Meeting. The right to receive information prior to the Meeting must be exercised in writing up to the date of the meeting, while the right to receive it during the Meeting must be exercised at the meeting itself or, should that not be possible, in writing within seven days of the close of such meeting, all subject to the limits established by law. The Directors shall provide the requested information to the shareholders, except in those cases where it is legally inadmissible or where, in the opinion of the Chairman, publication of the requested information may prejudice the corporate interests. In any event, the requested information may not be denied when the request is supported by shareholders representing one fourth of the share capital.

    In line with the foregoing, the purpose of the amendment submitted to the shareholders for consideration is to adjust the rule governing the right to receive information to the above-mentioned amendments of Section 112 of the Companies Act, by amending paragraph 1 of the current Article 18 and adding two new paragraphs 5 and 6.

    Additionally, a second sub-paragraph is included in the new paragraph 6 in order to reflect the provisions of sub-section 5 of Section 97 of the Companies Act, as amended by Act 19/2005, with respect to the right of the shareholders attending the Meeting by data transmission means to receive information. Coincident with the text of such Section, the proposed paragraph provides that, to the extent applicable, answers given to shareholders attending the Meeting by data transmission means shall be made in writing within 7 days of the Meeting.

    Finally, paragraphs 2, 3 and 4 of the Article, governing other documents to be made available to the shareholders, remain unchanged.

    Proposed amendment of Article 19 of the By-Laws regarding chairmanship of the Meeting and preparation of the attendance roll

    The proposal includes the deletion of paragraph 3 of the article and the amendment of paragraphs 2 and 4 thereof (re-numbered as paragraph 3).

    The proposed amendment of paragraph 2 is not a significant substantive change but seeks to coordinate the wording of such paragraph with the provisions of the Regulations for the Shareholders’ Meeting in connection with the make-up of the presiding committee [mesa] of the General Shareholders’ Meeting.

    The purpose of the deletion of paragraph 3 is to delete the reference to the appointment by the shareholders acting at the Shareholders’ Meeting of two shareholder inspectors, since the Company does not in practice use such inspectors.

    Finally, it is proposed to amend paragraph 4 (re-numbered as paragraph 3) relating to the contents of the attendance roll, to bring it into line with the provisions of the Regulations for the General Shareholders’ Meeting and, ultimately, with what is customary practice at the Shareholders’ Meetings of Telefónica, where it is actually the Secretary who prepares the attendance roll.

    Proposed amendment of paragraph 2 of Article 20 of the By-Laws regarding deliberations and voting

    This proposal is basically of a technical nature. The reference to voting by a show of hands currently provided for is deleted and replaced by a reference to the Regulations for the General Shareholders’ Meeting, Article 21.3 of which establishes the system for the calculation of votes to be used at the General Shareholders’ Meetings of Telefónica.

  Item VI.2 on the Agenda (Amendments regarding proxy-granting and voting by means of long-distance communication and remote attendance at the Meeting)

    Proposed amendment of Article 17 of the By-Laws regarding the right to attend

    The proposed amendment of Article 17 includes the change of the title thereof to include the concept of "proxy-granting and representation," certain amendments in paragraphs 1 and 3 thereto and the addition of new paragraphs 4 through 9.

    The proposal regarding paragraph 1 of Article 17 does not entail any substantive amendment; it merely deletes the reference to the Entities belonging to the Securities Clearing and Settlement System [Servicio de Compensación y Liquidación de Valores] and replaces it by a new reference to the entities participating in the institution that manages the book-entry registry, since the latter terminology is considered to be more appropriate than the current one. The amendment to paragraph 3 is likewise of a technical or updating nature and replaces the reference to "Managers" [Directores] and "Technical Experts" [Técnicos] by a reference to "Senior Executive Officers" [Directivos] and "Experts," respectively.

    The reason for the proposed insertion of the new paragraphs 4 through 9 is the advisability of inserting into the Bylaws of the Company full regulations governing proxy-granting by means of long-distance communication, pursuant to the provisions of Sections 105.4 and 106 of the Companies Act, as amended by the Transparency Act.

    The proposed new paragraph 4 provides that proxy representation must be granted in writing and also includes a reference to the revocation of the proxy entailed by the attendance at the Meeting of the shareholder granting the proxy pursuant to Section 106.3 of the Companies Act; it also clarifies that this may be either by presence at the Shareholders’ Meeting in person or through distance voting.

    The proposed new paragraph 5 includes the description of the valid means of granting a proxy by means of long-distance communication. These are, in principle, only by letter mailed to the Company, attaching a duly signed attendance and proxy-granting card or by other written instrument that, in the opinion of the Board of Directors expressed in a resolution adopted for such purpose, allows for due verification of the identity of the shareholder granting the proxy and that of the proxy-holder designated therein.

    The proposed new paragraph 6 provides for the possibility of mail or electronic communications being allowed for the granting of proxies, although this is made subject, once such conditions of security and unambiguousness as are appropriate have been verified, to it being so decided by the Board of Directors by means of a duly published resolution. Such Board resolution must specify the minimum contents thereof, which shall include the obligation of the shareholder that exercises such right to submit a copy of the attendance and proxy-granting card in electronic form, and include in the communication the recognized electronic signature or other type of identification of the shareholder granting the proxy that the Board deems appropriate because it adequately guarantees the authenticity and identity of the shareholder granting the proxy.

    The proposed new paragraph 7 also establishes an advance period, which operates as a requirement for the validity of the proxy granted by means of long-distance communication admitted in each case, for the Company to receive the proxies granted by such means. Such period is set at midnight of the third day prior to the date set for the holding of the meeting upon first call although, in order to provide flexibility in the enforcement thereof where necessary, it provides that the Board may reduce such required advance period.

    The proposed new paragraph 8 provides for the granting of powers to the Board to develop the long-distance proxy granting systems and procedures described above, subject to the regulations that may further develop this point and to the provisions of the By-Laws in that regard. The succinct legal regulations governing this device makes it advisable to expressly give directors the possibility of elaborating upon the provisions governing distance proxy granting.

    Finally, the proposed paragraph 9 provides that a proxy may include items that, even if not contained in the agenda, may be dealt with by the shareholders at the General Shareholders’ Meeting pursuant to Section 114 of the Securities Market Act.

    Proposed insertion of a new Article 17 bis in the By-Laws regarding remote attendance by electronic or data transmission means.

    The purpose of the insertion of a new Article 17 bis is to provide for the possibility of remote attendance at the Shareholders’ Meeting through means of simultaneous data transmission and for the casting of electronic votes from a distance during the holding of the Meeting.

    The distance voting system established in this new article provides for and governs the possibility of holding an "on line" Shareholders’ Meeting, i.e., through simultaneous electronic communication, which may be attended from a distance at which votes may be cast by electronic or data transmission means in real time.

    The proposal provides that, on the bases established in the Bylaws, the regulations governing remote attendance at the Shareholders’ Meeting by electronic or data transmission means shall be set forth in the Regulations for the General Shareholders’ Meeting and that such Regulations may grant the Board of Directors the power to determine in what instances, taking into account current techniques, the appropriate conditions of security and unambiguousness allow for remote attendance at the Meeting. To such end, and in line with Telefónica’s desire to be at the forefront of technology and foster participation of shareholders at the Meeting, the article lays the basis on which to establish the procedure required to implement the remote attendance system, including the necessary regulation in the Regulations for the Shareholders’ Meeting of certain issues (such as how much in advance, at a minimum, the connection must be established, and identification requirements). In line with this purpose, the amendments to the Regulations for the General Shareholders’ Meeting include an elaboration upon the minimum conditions subject to which the Board could allow remote attendance at the General Shareholders’ Meeting through electronic or data transmission means.

    Proposed insertion of a new Article 20 bis in the By-Laws regarding the casting of votes from a distance prior to the Meeting.

    The reason for the proposed insertion of a new Article 20 bis is the advisability of including in the Company’s By-Laws complete regulations governing votes cast by means of long-distance communication, pursuant to Sections 105.4 and 106 of the Companies Act, as amended by the Transparency Act. Specifically, the proposed resolution establishes for the Company the system and procedure for shareholders entitled to attend to cast their vote on matters included in the agenda for the Meeting by means of long-distance communication prior to the Meeting.

    Paragraph 1 of the new article establishes the means for casting votes from a distance, which consist of postal delivery or electronic communication.

    Paragraph 2 of the new article describes the manner of casting votes through postal delivery. Shareholders must send the Company a duly-signed attendance and voting card.

    Paragraph 3 of the new article describes the manner of casting votes by electronic correspondence and provides that there shall be attached thereto a copy in electronic form and with the shareholder’s recognized electronic signature or other type of identification approved by the Board that provides adequate guarantees of authenticity and identification of the shareholders casting the vote. The proposed paragraph provides, however, that this system for casting votes by electronic correspondence will only be allowed if so decided by the Board of Directors by means of a resolution and once such conditions of security and unambiguousness as are appropriate have been verified. Acceptance of such system shall be specified in the notice of the Meeting in question and further elaborated upon in the Company’s website.

    Similarly to the provisions governing proxy-granting, the proposal further provides, in a new paragraph 4, an advance period which is a requirement for the validity of the votes received by the Company through the allowed means of communication. Such advance period is set at midnight of the third day prior to the date set for the holding of the Meeting upon first call, although it also provides, with a view to making the application thereof flexible where necessary, that the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

    Given the succinctness of the legal provisions governing the casting of votes from a distance, it has been deemed appropriate, in paragraph 5, to grant a number of powers to the Board of Directors to elaborate upon the provisions of the By-Laws regarding voting and proxy-granting by means of long distance communication, with the attendant commitment that such elaboration be posted on the Company’s website for the information of its shareholders. Furthermore, and considering that the legal recognition of the new communication channels may make calculation and verification of votes and proxies more complex, this paragraph also provides that the Board may establish such measures as may be appropriate to ensure that shareholders casting their votes or granting proxies from a distance have the authority to do so pursuant to the By-Laws.

    In addition to reproducing the legal principle that shareholders casting their vote from a distance will be deemed present at the meeting, paragraphs 6 and 7 of the new article, in line with the amendment also proposed to Article 17, grants preference to the vote of the shareholder, be it at the Meeting itself at which he is present in person (paragraph 7) or through having cast his vote from a distance, over any proxy he may have granted (paragraph 6).

    Finally, paragraph 7 deals with certain cases where votes cast from a distance shall be rendered void, which are logical and in keeping with their nature as votes cast prior to the Meeting.

  Item VI.3 on the Agenda (Amendments regarding the Board of Directors)

    Proposed elimination of paragraph 4 of Article 24 of the By-Laws regarding the composition and appointment of the Board of Directors

    The deletion is proposed of the current paragraph 4 of Article 24 governing the appointment of Directors by the Government since, following the privatization of the Company, it is devoid of any meaning.

    Proposed amendment of paragraph 2 of Article 25 of the By-Laws regarding the requirements for appointment as director

    The proposed amendment to paragraph 2 of Article 25 is of a technical nature. Specifically, it results from the obsolete nature of the cross-reference to certain legal provisions on circumstances of incompatibility for being appointed director established in the current paragraph 2 of such Article. In its place, and to avoid the need to continually update this article of the By-Laws to reflect legislative changes, a generic cross reference to applicable legislation is proposed.

    Proposed amendment of Article 27 of the By-Laws regarding meetings, quorum and adoption of resolutions by the Board of Directors

    The proposed amendment of Article 27 comprises the amendment of paragraphs 1, 3 and 4 (re-numbered as paragraph 5) and the insertion of a new paragraph 4, the purpose of which is to add some eminently technical provisions, include some issues regarding adjustment to the recommendations of the Unified Code and insert some provisions that will facilitate the activities of the Board of Directors.

    With regard to paragraph 1, the purpose of the proposal is to give the Board the appropriate flexibility to decide the place where its meetings are to be held by providing for the possibility of meetings of the Board of Directors being held at the place designated by the Chairman, which may or may not be the registered office of the company.

    The purpose of the amendment of paragraphs 3 and 4 (re-numbered as paragraph 5) is to include in the text of Article 27 recommendation 20 of the Unified Code regarding the attendance of directors at Board Meetings. Accordingly, it is proposed to include in paragraph 3 the need for directors granting a proxy to endeavor, to the extent possible, to include voting instructions in the letter of proxy. Along the same lines, the proposed amendment of paragraph 4 (re-numbered as paragraph 5), provides that the Board shall seek to reduce absences of Directors from meetings of the Board of Directors to the lowest possible number.

    The purpose of the insertion of a new paragraph 4 is merely to facilitate and simplify proceedings at meetings of the Board of Directors. To that end, the new paragraph provides for the possibility of Board meetings being held in several rooms simultaneously, so long as real-time interactivity and intercommunication among them is ensured.

    Finally, as mentioned above, the insertion of this new paragraph 4 will result in the sequential re-numbering of current paragraphs 4, 5, 6, 7 and 8, which shall henceforth be paragraphs number 5, 6, 7, 8 and 9, respectively.

    Proposed amendment of Article 30 of the By-Laws regarding powers of the Board of Directors

    The purpose of the amendment of paragraph 1 and the deletion of paragraph 2 is to bring the text of Article 30 into line with the general powers of the Board of Directors set forth in the Regulations of the Board of Directors. To such end, it is proposed to delete paragraph two and amend the current text of paragraph one, replacing it by the literal text of paragraph one of Article 5 of the Regulations of the Board of Directors.

    Furthermore, mainly for technical purposes, and pursuant to Section 124.4 of the Regulations of the Commercial Registry, it is proposed to delete the current list of powers of the Board set out in paragraph 3.

    Finally, the insertion of a new paragraph 2 is proposed in order to include within the powers of the Board the power to approve the general policies and strategies of the Company set forth in recommendation 8 of the Unified Code, leaving the elaboration upon such provision to the provisions in that respect contained in the Regulations of the Board of Directors.

    Proposed amendment of Article 31 bis of the By-Laws regarding the Audit and Control Committee

    The proposed amendment comprises paragraphs 1, 2 and 3 of Article 31 bis.

    The amendment to paragraph 1 is technical and seeks to provide greater precision in the wording by replacing the reference to "Non-executive Directors" with "External Directors."

    The purpose of the proposed amendment of paragraph 2 of Article 31 bis is to include in the By-Laws recommendation 44 of the Unified Code to the effect that the Chairman of the Audit and Control Committee be an independent director.

    The proposed amendment of paragraph 3 is of a technical nature, the purpose of which is to include a cross-reference to other powers that may be granted to the Audit and Control Committee by the Regulations of the Board of Directors.

    Finally, the proposed amendment of paragraph 3 is of a technical nature, the purpose of which is to include a cross-reference to other powers that may be granted to the Audit and Control Committee by the Regulations of the Board of Directors.

To facilitate a comparison between the articles whose amendment is proposed and the current text thereof, and to further an understanding of the new texts which, if approved, will be inserted into the By-Laws, included as an exhibit to this report is a literal transcript of both texts in two columns, provided for informational purposes only.

EXHIBIT

Comparative information regarding the articles of the By-Laws proposed to be amended
Current text	Proposed amendment

Article 14.- Powers of the Shareholders Acting at a General Shareholders’ Meeting.

The shareholders acting at a General Shareholders’ Meeting shall decide on the matters assigned thereto by Law or these By-Laws and, in particular, regarding the following:

 1) Appointment and removal of Directors.

 2) Appointment of Auditors.

 3) Review of corporate management and approval, if appropriate, of the financial statements for the prior fiscal year and decision regarding the allocation of profits/losses.

4) Increase and reduction of share capital.

5) Issuance of Debentures.

6) Amendment of the By-Laws.

7) Dissolution, merger, split-off and transformation of the Company.

8) Any other matter that the Board of Directors resolves to submit to the shareholders at a General Shareholders’ Meeting.

Article 14.- Powers of the Shareholders Acting at a General Shareholders’ Meeting.

The shareholders acting at a General Shareholders’ Meeting shall decide on the matters assigned thereto by Law or these By-Laws and, in particular, regarding the following:

1) Appointment and removal of Directors.

2) Appointment of Auditors.

3) Review of corporate management and approval, if appropriate, of the financial statements for the prior fiscal year and decision regarding the allocation of profits/losses.

4) Increase and reduction of share capital.

5) Issuance of Debentures.

6) Amendment of the By-Laws.

7) Dissolution, merger, split-off and transformation of the Company.

8) The transformation of the Company into a holding company, through "subsidiarization" or by entrusting subsidiaries with the conduct of core activities theretofore carried out by the Company itself.

9) The acquisition or disposition of essential operating assets, when this entails an effective amendment of the corporate purpose.

10) Transactions the effect of which is tantamount to liquidating the Company.

11) Any other matter that the Board of Directors resolves to submit to the shareholders at a General Shareholders’ Meeting.

Article 15.- Ordinary and Extraordinary General Shareholders’ Meeting

1. The shareholders acting at an Ordinary General Shareholders’ Meeting, which shall have previously been called for such purpose, shall meet within the first six months of each fiscal year in order to review corporate management, approve, if appropriate, the financial statements for the prior fiscal year and decide on the allocation of profits/losses. Resolutions may also be adopted regarding any other matter properly coming before the General Shareholders’ Meeting as set forth in Article 14 above, provided that such matter appears on the Agenda and a quorum for the Meeting has been established with the presence of such stock as is required by Law.

Article 15.- Ordinary and Extraordinary General Shareholders’ Meeting

1. The shareholders acting at an Ordinary General Shareholders’ Meeting, which shall have previously been called for such purpose, shall meet within the first six months of each fiscal year in order to review corporate management, approve, if appropriate, the financial statements for the prior fiscal year and decide on the allocation of profits/losses. Resolutions may also be adopted regarding any other matter properly coming before the General Shareholders’ Meeting as set forth in Article 14 above, provided that such matter appears on the Agenda and a quorum for the Meeting has been established with the presence of such stock as is required by Law.

The Ordinary General Shareholders’ Meeting shall be valid even if it has been called or is held beyond the applicable deadline.

2. Any Meeting other than as provided for in the preceding paragraph shall be deemed an extraordinary General Shareholders’ Meeting and shall be held at any time of the year, provided that the Board of Directors deems it appropriate.

2. Any Meeting other than as provided for in the preceding paragraph shall be deemed an extraordinary General Shareholders’ Meeting and shall be held at any time of the year, provided that the Board of Directors deems it appropriate.

3. In addition, an extraordinary General Shareholders’ Meeting shall be held when so requested in writing by the holders of at least five percent of the share capital, which request shall set forth the matters to be dealt with. In this instance, the Board of Directors shall call the Meeting to be held within thirty days following the date of the notarially-recorded request for such call to Meeting. The Board of Directors shall prepare the Agenda, in which it shall include at least the matters set forth in the request.

3. In addition, an extraordinary General Shareholders’ Meeting shall be held when so requested in writing by the holders of at least five percent of the share capital, which request shall set forth the matters to be dealt with. In this instance, the Board of Directors shall have a maximum period of fifteen days, to be computed from the date of the notarially-recorded request for such call, within which to call the Meeting with such minimum advance notice as is required by Law. The Board of Directors shall prepare the Agenda, in which it shall include at least the matters set forth in the request.

4. At all General Shareholders’ Meetings, whether ordinary or extraordinary, which have been duly called, a quorum shall be validly established as required by applicable law in each case, taking into account the matters included in the Agenda.

4. At all General Shareholders’ Meetings, whether ordinary or extraordinary, which have been duly called, a quorum shall be validly established as required by applicable law in each case, taking into account the matters included in the Agenda.

Article 16.- Call to the General Shareholders’ Meeting

1. The General Shareholders’ Meeting shall be called through a notice published in the Official Bulletin of the Commercial Registry and in one of the newspapers of wider circulation in Madrid, not less than fifteen days prior to the date set for the Meeting.

Article 16.- Call to the General Shareholders’ Meeting

1. The General Shareholders’ Meeting shall be called through a notice published in the Official Bulletin of the Commercial Registry and in one of the newspapers of wider circulation in the province where the Company’s registered office is located, as much in advance of the date set for the Meeting as is at a minimum required by Law.

2. The notices shall contain all the statements required by Law in each case and, in any event, shall set forth the date, place and time of the Meeting upon first call and all the matters to be dealt with thereat. The notice may also set forth the date on which the Meeting shall, if applicable, be held upon second call.

2. The notices shall contain all the statements required by Law in each case and, in any event, shall set forth the date, place and time of the Meeting upon first call and all the matters to be dealt with thereat. The notice may also set forth the date on which the Meeting shall, if applicable, be held upon second call.

3. The shareholders acting at General Shareholders’ Meetings may not deliberate on or discuss matters that are not included in the Agenda.	3. The shareholders acting at General Shareholders’ Meetings may not deliberate on or discuss matters that are not included in the Agenda.

4. Shareholders representing at least five percent of the share capital may request the publication of a supplement to the call to the General Shareholders’ Meeting including one or more items in the agenda. This right must be exercised by means of duly authenticated notice that must be received at the Company’s registered office within five days of the publication of the call to meeting.

The supplement to the call to meeting must be published in compliance with the legal requirements and as much in advance as is provided by Law.

Article 17.- Right to Attend

1. The right to attend General Shareholders’ Meetings shall accrue to the holders of at least that number of shares representing a nominal value of not less than 300 euros, provided that such shares are registered in their name in the corresponding book-entry registry five days in advance of the date on which the General Shareholders’ Meeting is to be held, and provided also that they present evidence thereof with the appropriate attendance card or certificate issued by any of the Entities belonging to the Securities Clearing and Settlement System [Servicio de Compensación y Liquidación de Valores] or in any other manner permitted under applicable Legislation.

Without prejudice to the foregoing, holders of a lesser number of shares may at all times grant a proxy in respect thereof to a shareholder having the right to attend the Meeting, as well as group together with other shareholders in the same situation until reaching the required number of shares, following which a proxy must be granted to one of such shareholders. The grouping must be carried out specifically for each Meeting and be recorded on any written medium.

Article 17.- Right to Attend. Proxy-granting and Representation.

1. The right to attend General Shareholders’ Meetings shall accrue to the holders of at least that number of shares representing a nominal value of not less than 300 euros, provided that such shares are registered in their name in the corresponding book-entry registry five days in advance of the date on which the General Shareholders’ Meeting is to be held, and provided also that they present evidence thereof with the appropriate attendance card or certificate issued by any of the entities participating in the institution that manages such book-entry registry or in any other manner permitted under applicable Legislation.

Without prejudice to the foregoing, holders of a lesser number of shares may at all times grant a proxy in respect thereof to a shareholder having the right to attend the Meeting, as well as group together with other shareholders in the same situation until reaching the required number of shares, following which a proxy must be granted to one of such shareholders. The grouping must be carried out specifically for each Meeting and be recorded on any written medium.

2. Every shareholder having the right to attend may be represented at the General Shareholders’ Meeting by any other person, even if not a shareholder. For such purpose, the shareholder being represented shall comply with the requirements and formalities established under Law.

The Chairman of and the Secretary for the General Shareholders’ Meeting shall have the widest powers allowed by Law to recognize the validity of the document evidencing proxy representation; they shall only deem invalid those documents that lack the minimum indispensable requirements, and so long as the lack thereof cannot be cured.

2. Every shareholder having the right to attend may be represented at the General Shareholders’ Meeting by any other person, even if not a shareholder. For such purpose, the shareholder being represented shall comply with the requirements and formalities established under Law.

The Chairman of and the Secretary for the General Shareholders’ Meeting shall have the widest powers allowed by Law to recognize the validity of the document evidencing proxy representation; they shall only deem invalid those documents that lack the minimum indispensable requirements, and so long as the lack thereof cannot be cured.

3. The Members of the Board of Directors must attend the General Shareholders’ Meetings, except when unable to do so upon duly justified grounds. Managers, Technical Experts and other persons with an interest in the efficient running of corporate affairs may be authorized to attend the General Shareholders’ Meeting by the Board of Directors.

3. The Members of the Board of Directors must attend the General Shareholders’ Meetings, except when unable to do so upon duly justified grounds. Senior Executive Officers, Experts and other persons with an interest in the efficient running of corporate affairs may be authorized to attend the General Shareholders’ Meeting by the Board of Directors.

4. Proxy representation must be granted in writing (in paper or electronic form) and specifically for each Meeting.

A proxy is always revocable. Attendance at the Meeting by the shareholder granting the proxy, whether in person or through distance voting, entails the revocation of any proxy, whatever the date thereof. A proxy shall likewise be rendered void as a result of the disposition of shares of which the Company has notice.

Without prejudice to the provisions of Section 108 of the Companies Act, a proxy must be granted pursuant to the provisions of Section 106.2 of such Act.

5. When a proxy is granted by means of long-distance communication, it shall only be deemed valid if it is carried out by sending to the Company the duly signed attendance and proxy-granting card or other written instrument that, in the opinion of the Board of Directors expressed in a resolution adopted for such purpose, allows for due verification of the identity of the shareholder granting the proxy and that of the proxy-holder designated therein.

6. A proxy granted or notified by mail or electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website. In the above-mentioned resolution, the Board of Directors shall specify the conditions governing proxy-granting by mail or electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance and proxy-granting card in electronic form, describe in detail the representation granted and the identity of the shareholder granting the proxy, and include in the communication the recognized electronic signature or other type of identification of the shareholder granting the proxy, under such terms as are established by the Board of Directors by resolution adopted for such purpose, such that this system of representation may adequately guarantee the authenticity and identity of the shareholder granting the proxy.

7. In order to be valid, a proxy granted by either of the aforementioned means of long-distance communication must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call. In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

8. Furthermore, the Board of Directors may elaborate upon the foregoing provisions governing proxy-granting by means of long-distance communication, in accordance with the provisions of paragraph 5 of Article 20 bis below.

9. A proxy may include items that, even if not contained in the agenda, may be dealt with by the shareholders at the General Shareholders’ Meeting because it is so permitted by Law.

Article 17 bis.- Remote Attendance by Electronic or Data Transmission Means.

Remote attendance at the Meeting by means of data transmission and simultaneously, and electronic voting from a distance during the holding of the Meeting, may be admitted if so provided by the Regulations for the General Shareholders’ Meeting, subject to the requirements set forth therein.

In this case, the Regulations for the General Shareholders’ Meeting may grant the Board of Directors the power to determine in what instances, taking into account current techniques, the appropriate conditions of security and unambiguousness allow, with adequate guarantees, for remote attendance at the Meeting by means of data transmission and simultaneously and electronic voting from a distance during the holding of the meeting. In addition, the Regulations for the General Shareholders’ Meeting may entrust the Board of Directors with the regulation, subject to the provisions of Law, the By-Laws and the Regulations for the General Shareholders’ Meeting, of all the required procedural aspects, including, among other issues, how much in advance, at a minimum, the connection must be established for the shareholder to be deemed present, the procedure and applicable rules for the shareholders attending from a distance to be able to exercise their rights, the identification requirements to be satisfied by remote attendees and the impact thereof on the system for preparing the attendance rolls.

Article 18.- Shareholders’ Right to Receive Information

1. The shareholders may request in writing, prior to the holding of a Meeting, or verbally during the course thereof, such information or clarifications as they deem are required regarding the matters included in the Agenda. The Board of Directors shall have the duty to provide such information or make such clarifications except in those cases in which, in the opinion of the Chairman, publication of the requested information may prejudice the corporate interests. This exception shall not apply when the request is supported by shareholders representing at least one-fourth of the share capital.

Article 18.- Shareholders’ Right to Receive Information

1. From the time of publication of the notice of the call to a General Shareholders’ Meeting through the seventh day prior to the date set for the holding thereof upon first call, any shareholder may submit a written request to the Board of Directors of the Company for such information or clarifications as it deems are required, or ask written questions it deems are pertinent, regarding the matters included in the Agenda for the Meeting that has been published in the notice of call thereto, or regarding information accessible to the public that the Company has provided to the National Securities Market Commission [Comisión Nacional del Mercado de Valores] since the holding of the immediately prior General Shareholders’ Meeting.

The Board of Directors shall be required to provide in writing, until the day when the General Shareholders’ Meeting is held, the requested information or clarifications, as well as to respond in writing to the questions asked. The answers to the questions and to the requests for information shall be channeled through the Secretary of the Board of Directors and provided by any member thereof or by any person expressly authorized by the Board of Directors to that end.

2. The notice of the call to the Ordinary General Shareholders’ Meeting shall state that any shareholder may obtain from the Company, immediately and without charge at the registered office, a copy of the documents that will be submitted to the shareholders for approval and the Auditors’ report.

2. The notice of the call to the Ordinary General Shareholders’ Meeting shall state that any shareholder may obtain from the Company, immediately and without charge at the registered office, a copy of the documents that will be submitted to the shareholders for approval and the Auditors’ report.

3. When the shareholders acting at the General Shareholders’ Meeting are to deal with an amendment to the By-Laws, the notice of the call to meeting shall set forth, in addition to the statements required by Law in each case, the right of all shareholders to examine at the registered office the full text of the proposed amendment and of the report thereon and to request that such documents be delivered or sent to them without charge.

3. When the shareholders acting at the General Shareholders’ Meeting are to deal with an amendment to the By-Laws, the notice of the call to meeting shall set forth, in addition to the statements required by Law in each case, the right of all shareholders to examine at the registered office the full text of the proposed amendment and of the report thereon and to request that such documents be delivered or sent to them without charge.

4. In cases of increase or reduction in share capital, issuance of convertible debentures, merger or split-off of the Company, the information required by Law in connection with such cases shall be made available.

4. In cases of increase or reduction in share capital, issuance of convertible debentures, merger or split-off of the Company, the information required by Law in connection with such cases shall be made available.

5. During the course of the General Shareholders’ Meeting, the shareholders of the Company may verbally request such information or clarifications as they deem appropriate regarding the matters contained in the agenda. In the event that it is not possible to satisfy the shareholder’s right at that time, the Directors shall provide such information in writing within seven days of the close of the Meeting.

6. The Directors shall have the duty to provide the information requested in reliance upon the preceding paragraphs 1 and 5, except in those cases in which it is legally inadmissible and, in particular, when, in the opinion of the Chairman, publication of the requested information may prejudice the corporate interests. This latter exception shall not apply when the request is supported by shareholders representing at least one-fourth of the share capital.

Answers to shareholders who attend the General Shareholders’ Meeting from a distance by means of data transmission and simultaneously and who exercise their right to receive information through this procedure shall be provided, if applicable, in writing, within seven days following the Meeting.

Article 19.- Chairmanship of the Meeting and Preparation of the Attendance Roll.

1. The Chairman of the Board of Directors or, in the absence thereof, a Vice Chairman of such Board, in such order as is applicable in the event that there are several of them, shall chair the General Shareholders’ Meeting; in the event of vacancy, absence or sickness, they shall be replaced by the longest-serving Director, and in case of equal length of service, by the oldest. The Secretary of the Board of Directors or, in the absence thereof, a Deputy Secretary, in such order as is applicable in the event that there are several of them, shall act as Secretary for the Meeting, and in the absence of both, the position of Chairman of the Meeting shall be held by the Director with the least amount of time as such, and in case of equal length of service, by the youngest.

Article 19.- Chairmanship of the Meeting and Preparation of the Attendance Roll.

1. The Chairman of the Board of Directors or, in the absence thereof, a Vice Chairman of such Board, in such order as is applicable in the event that there are several of them, shall chair the General Shareholders’ Meeting; in the event of vacancy, absence or sickness, they shall be replaced by the longest-serving Director, and in case of equal length of service, by the oldest. The Secretary of the Board of Directors or, in the absence thereof, a Deputy Secretary, in such order as is applicable in the event that there are several of them, shall act as Secretary for the Meeting, and in the absence of both, the position of Chairman of the Meeting shall be held by the Director with the least amount of time as such, and in case of equal length of service, by the youngest.

2. The Board of Directors shall make up the Presiding Committee [Mesa Presidencial] of the Meeting.

2. The Presiding Committee [Mesa] of the General Shareholders’ Meeting shall be composed of the Chairman, the Secretary for the General Shareholders’ Meeting and the members of the Board of Directors who attend the Meeting.

3. Two shareholder inspectors may be appointed at each Meeting, which appointment shall be made by the shareholders acting at such General Shareholders’ Meeting from among the five shareholders, present in person or by proxy, who hold the largest number of votes, excluding the shareholder who chairs the Meeting or acts as Secretary therefor.

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4. Once the Presiding Committee has been formed, and prior to beginning with the Agenda, an attendance roll shall be prepared which sets forth the nature or representation of each attendee and the number of their own or other shareholders’ shares present. At the end of the roll, there shall be a determination of the number of shareholders present in person or by proxy, as well as the amount of capital they own. Pursuant to the provisions of the Regulations of the Commercial Registry, the roll may be made up of an index file or be prepared in electronic form.

3. Once the Presiding Committee has been formed, and prior to beginning with the Agenda, an attendance roll shall be prepared by the Secretary for the Meeting which sets forth the nature or representation of each attendee and the number of their own or other shareholders’ shares present.

At the end of the roll, there shall be a determination of the number of shareholders present in person- separately including those who voted from a distance– or by proxy, as well as the amount of capital they own, specifying the capital held by shareholders with the right to vote.

If the attendance roll does not appear at the beginning of the minutes of the General Shareholders’ Meeting, it shall be attached thereto as an annex signed by the Secretary with the approval of the Chairman.

The attendance roll may also be made up of an index file or be prepared in electronic form. In such cases, the medium used shall be set forth in the minutes themselves, and the sealed cover of the index file or electronic medium shall show the appropriate identification procedure signed by the Secretary with the approval of the Chairman.

5. Once the roll has been prepared, the Chairman shall state whether or not the requirements for the valid constitution of the Meeting have been met. Any questions or claims arising with respect to these matters shall be resolved by the inspectors and the Secretary. Immediately thereafter, if appropriate, the Chairman shall declare the Meeting to be validly convened.

4. Once the roll has been prepared, the Chairman shall state whether or not the requirements for the valid constitution of the Meeting have been met. Any questions or claims arising with respect to these matters shall be resolved by the inspectors and the Secretary. Immediately thereafter, if appropriate, the Chairman shall declare the Meeting to be validly convened.

Article 20.- Deliberations and Voting

1. The Chairman shall: direct the meeting such that deliberations are carried out pursuant to the Agenda and shall resolve any questions that may arise in connection with the contents thereof; grant the floor, at the time he deems fit, to the shareholders who request it, with the power to take the floor away when he deems that a matter has been sufficiently debated, or that the progress of the meeting is being hindered, or that the matter in question is not included in the Agenda; indicate the time for voting on the resolutions and announce the results of the vote.

Article 20.- Deliberations and Voting

1. The Chairman shall: direct the meeting such that deliberations are carried out pursuant to the Agenda and shall resolve any questions that may arise in connection with the contents thereof; grant the floor, at the time he deems fit, to the shareholders who request it, with the power to take the floor away when he deems that a matter has been sufficiently debated, or that the progress of the meeting is being hindered, or that the matter in question is not included in the Agenda; indicate the time for voting on the resolutions and announce the results of the vote.

2. Votes shall be cast by show of hands, if so required, but resolutions may be adopted upon the unanimous consent of the shareholders at the General Shareholders’ Meeting, without prejudice to the applicable provisions regarding the need to record in the Minutes the opposition of dissenting shareholders, if any.

2. Proposed resolutions shall be voted in accordance with the voting calculation system established in the Regulations for the General Shareholders’ Meeting.
Article 20 bis.- Casting of Votes from a Distance prior to the Meeting.

1. Without prejudice to the provisions of Article 17 bis, and therefore, independently of the possibility of remote attendance by electronic means, shareholders with the right to attend may cast their vote on the proposals relating to the items included in the Agenda for any General Shareholders’ Meeting by postal delivery or correspondence or by electronic communication.

2. Votes by postal delivery or correspondence shall be cast by sending or delivering to the Company a writing in which the vote is recorded, accompanied by the duly signed attendance card issued by the entity in charge of the book-entry registry.

3. Votes by electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website. In the above-mentioned resolution, the Board of Directors shall specify the conditions governing distance voting by electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance card in electronic form and to set his recognized electronic signature in the communication. The Board of Directors may also accept, by means of a resolution previously adopted for such purpose, another type of electronic signature that provides adequate guarantees of authenticity and identification of the shareholder casting the vote.

4. In order to be deemed valid, votes cast by any of the means of long-distance communication mentioned in the preceding paragraphs must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call. In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

5. The Board of Directors may elaborate on and supplement the distance voting and proxy-granting provisions set forth in these By-Laws and in the Regulations for the General Shareholders’ Meeting of the Company by establishing such instructions, means, rules and procedures as it deems advisable in order to organize the casting of votes and the grant of proxies by means of long-distance communication.

In any event, the Board of Directors shall adopt the measures needed to avoid possible deception and to ensure that the person casting a vote or granting a proxy by postal or electronic communication has the right to do so pursuant to the provisions of Article 17.1 of the By-Laws. The implementing rules adopted by the Board of Directors under the provisions of this sub-section shall be published on the Company’s website.

6. Shareholders who cast their vote from a distance pursuant to this article and to the provisions made by the Board of Directors by way of further development thereof shall be deemed present for purposes of determining the establishment of a quorum for the General Shareholders’ Meeting in question. Therefore, proxies granted prior to the casting of such vote shall be deemed revoked, and those granted thereafter shall be deemed not to have been given.

7. The vote cast by means of long-distance communication shall be rendered void by the attendance in person at the meeting of the shareholder casting the vote or by the disposition of shares of which the Company has notice.

Article 24.- Composition and Appointment of the Board of Directors

1. The Board of Directors shall be composed of a minimum of five members and a maximum of twenty, to be appointed at the General Shareholders’ Meeting.

Article 24.- Composition and Appointment of the Board of Directors

1. The Board of Directors shall be composed of a minimum of five members and a maximum of twenty, to be appointed at the General Shareholders’ Meeting.

2. Directors shall serve in their position for a maximum period of five years. They may be re-elected one or more times to terms of the same maximum duration.	2. Directors shall serve in their position for a maximum period of five years. They may be re-elected one or more times to terms of the same maximum duration.

3. The Board of Directors shall have the power to fill, on an interim basis, any vacancies that may occur therein, by appointing, in such manner as is legally allowed, the persons who are to fill such vacancies until the holding of the next General Shareholders’ Meeting.

3. The Board of Directors shall have the power to fill, on an interim basis, any vacancies that may occur therein, by appointing, in such manner as is legally allowed, the persons who are to fill such vacancies until the holding of the next General Shareholders’ Meeting.

4. In the event that persons who have not been appointed by the shareholders serve as members of the Board because the Law so requires, any such persons shall not be taken into consideration for purposes of the minimum or maximum numbers established in paragraph one above.

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Article 25.- Requirements for Appointment as Director

1. No person may be appointed as Director unless they have held, for more than three years prior to their appointment, a number of shares of the Company representing a nominal value of at least 3,000 euros, which shares the Director may not transfer while in office.

These requirements shall not apply to those persons who, at the time of their appointment, are related to the Company under an employment or professional relationship, or when the Board of Directors resolves to waive such requirements with the favorable vote of at least 85 percent of its members.

Article 25.- Requirements for Appointment as Director

1. No person may be appointed as Director unless they have held, for more than three years prior to their appointment, a number of shares of the Company representing a nominal value of at least 3,000 euros, which shares the Director may not transfer while in office.

These requirements shall not apply to those persons who, at the time of their appointment, are related to the Company under an employment or professional relationship, or when the Board of Directors resolves to waive such requirements with the favorable vote of at least 85 percent of its members.

2. The position of Director of the Company may only be held by persons of legal age who are not affected by the prohibitions or circumstances of incompatibility provided for in applicable legislation, especially in State Law [Ley Estatal] 25/83, of December 26, and Law 7/84, of March 14, of the Assembly of the Autonomous Community of Madrid.

2. The position of Director of the Company may only be held by persons of legal age who are not affected by the prohibitions or circumstances of incompatibility provided for in applicable legislation.
Article 27.- Meetings, Quorum and Adoption of Resolutions by the Board of Directors 1. The Board of Directors shall regularly meet once a month, at the registered office, following a call to meeting.

Article 27.- Meetings, Quorum and Adoption of Resolutions by the Board of Directors

1. The Board of Directors shall regularly meet once a month, following a call to meeting. The Board shall meet at the principal office or at the place or places designated by the Chairman.

2. The Board shall hold extraordinary meetings when so resolved by the Chairman or the person who serves as such. It shall also meet at the request of at least three Directors.	2. The Board shall hold extraordinary meetings when so resolved by the Chairman or the person who serves as such. It shall also meet at the request of at least three Directors.
3. All Directors who are absent may grant a proxy by letter to another Director who is in attendance, with the right to speak and to vote, at the meeting or session to which the proxy refers.

3. All Directors who are absent may grant a proxy by letter to another Director who is in attendance, with the right to speak and to vote, at the meeting or session to which the proxy refers. The Director granting the proxy shall endeavor, to the extent possible, to include voting instructions in the letter of proxy.

4. A meeting of the Board may be held in several rooms simultaneously so long as real-time interactivity or intercommunication among them is ensured by audiovisual means or by telephone, such that the unity of the act is also ensured.

4. In the event that any of the Directors whose usual place of residence is in Madrid fails to attend four consecutive meetings without providing sufficient reasons for his absence, the Board of Directors shall have the power to declare his removal from office and to appoint the person that will replace him on an interim basis until such appointment is submitted for ratification by the shareholders at the next General Shareholders’ Meeting.

5. The Board of Directors shall endeavor, to the extent possible, that absences from Board meetings are kept to an absolute minimum. In the event that any of the Directors whose usual place of residence is in Madrid fails to attend four consecutive meetings without providing sufficient reasons for his absence, the Board of Directors shall have the power to declare his removal from office and to appoint the person that will replace him on an interim basis until such appointment is submitted for ratification by the shareholders at the next General Shareholders’ Meeting.

5. In order for resolutions of the Board to be valid, one-half plus one of all the Directors in office must be in attendance, in person or by proxy; if there is an odd number of Directors in office, the number of Directors present in person or by proxy must be greater than the number of Directors who are absent.

6. In order for resolutions of the Board to be valid, one-half plus one of all the Directors in office must be in attendance, in person or by proxy; if there is an odd number of Directors in office, the number of Directors present in person or by proxy must be greater than the number of Directors who are absent.

6. Resolutions shall in all cases be adopted by a majority of votes cast by the Directors present at the meeting in person or by proxy, except in those instances in which the Law requires the favorable vote of a greater number of Directors for the validity of specific resolutions.

7. Resolutions shall in all cases be adopted by a majority of votes cast by the Directors present at the meeting in person or by proxy, except in those instances in which the Law requires the favorable vote of a greater number of Directors for the validity of specific resolutions.

7. Voting in writing and without a meeting shall be admitted when no Director opposes the use of this procedure.	8. Voting in writing and without a meeting shall be admitted when no Director opposes the use of this procedure.

8. The deliberations and resolutions of the Board shall be recorded in Minutes signed by the Secretary and approved by the Chairman or by the persons who have acted as such at the meeting in question. The Minutes shall be written down or transcribed in a Minute Book, which may be kept separately from the Minute Book used for the General Shareholders’ Meeting. In the event of voting in writing and without a meeting, the resolutions adopted and the votes cast in writing shall also be recorded in the Minute Book.

9. The deliberations and resolutions of the Board shall be recorded in Minutes signed by the Secretary and approved by the Chairman or by the persons who have acted as such at the meeting in question. The Minutes shall be written down or transcribed in a Minute Book, which may be kept separately from the Minute Book used for the General Shareholders’ Meeting. In the event of voting in writing and without a meeting, the resolutions adopted and the votes cast in writing shall also be recorded in the Minute Book.

Article 30.- Powers of the Board of Directors 1. The Board of Directors has the widest powers and authority to manage, direct, administer and represent the Company.

Article 30.- Powers of the Board of Directors

1. Pursuant to the provisions of Law and these By-Laws, the Board of Directors is the highest Body entrusted with the administration and representation of the Company, and therefore has the power to carry out, within the scope of the corporate purpose defined in the By-Laws, any acts or legal transactions by way of administration or disposition, upon any legal title, except for those which fall within the scope of the powers exclusively granted by Law or the By-Laws to the shareholders acting at the General Shareholders’ Meeting.

2. The Board of Directors has the power to adopt resolutions regarding all matters not assigned by Law or these By-Laws to the shareholders acting at the General Shareholders’ Meeting.	[Deleted]

3. Therefore, without the enumeration below being deemed a limitation upon the aforementioned powers, the Board of Directors shall specifically have the power to:

  Manage the Company, by organizing such services and establishing such internal regulations, even of a technical nature, as it deems fit.

  Prepare the proposed tariffs for regulated services and the proposals for revision and modification thereof, and establish, in its discretion, the prices of deregulated services and activities.

  Establish the general organizational structure of the Company, create such divisions as it deems necessary and modify them or eliminate them.

  Approve the payroll, hire or appoint, as well as remove or dismiss, all kinds of employees, establish the salaries and ordinary or extraordinary incentives payable thereto and determine the relationship of subordination among them, and authorize the signing of Collective Bargaining Agreements.

  Set the ordinary and extraordinary compensation payable to the senior executive officers of the Company.

  Approve the granting of financial aid, donations and subsidies.

  Organize, direct and monitor the running of the Company.

  Deal with, agree to and execute contracts, agreements, undertakings and commitments of all kinds, whatever the subject matter thereof, and in particular, those that may be related to the establishment, acquisition, disposition, operation, management or sale of telecommunications facilities, including the power to submit any matters it deems appropriate to the decision of arbitrators, whether de jure or ex aequo et bono; and acquire, dispose of, pledge and mortgage, lease and sub-lease all kinds of property, rights and concessions; give and terminate bonds; form companies and other legal entities or hold an interest in those already created and, in general, carry out all actions it deems necessary or appropriate to further the corporate interests.

  Appoint the representatives, advisors, attorneys-in-fact, agents and proxies that the Company may have use for and establish their powers and compensation.

  Apply for and secure all kinds of patents, trademarks and other industrial property rights, as well as all kinds of intellectual property rights, or acquire those already granted to other individuals or legal entities.

  Agree to and carry out such credit transactions as it deems to be in furtherance of the corporate business, as well as carry out all actions within its purview in connection with the issuance, conversion, repayment, reimbursement, and purchase and sale, for the account of the Company, of debentures, bonds, promissory notes and any other securities or financial instruments, establishing interest rates, terms and conditions for subscription, period for repayment, security and other conditions applicable to the transactions, and decide on the placement and enlargement of available funds.

  Take such steps and comply with such formalities as may be required in order that all kinds of securities and instruments issued by the Company may be admitted to trading on domestic and foreign Stock Exchanges or on any other securities markets, when it so deems fit.

  Direct that any requisite actions be taken in order to verify the issuance of shares, following any necessary approvals, and decide the manner of payment of the amount thereof.

  Authorize all withdrawals, transfers and dispositions of funds, income and securities owned by the Company.

  Borrow monies and open and close checking and credit accounts, with or without security, and under all kinds of conditions.

  Consent to, create, acknowledge, qualify, accept, waive, postpone, subrogate, divide and cancel mortgages, annuities secured by pledge, suretyships, antichreses, easements and any other in rem rights.

  Issue, accept, endorse, guarantee, discount, negotiate and protest bills of exchange, promissory notes, letters of credit or payment orders, checks and other negotiable instruments and commercial paper, and perform all kinds of banking transactions.

  Approve the Balance Sheets, Settlements, Financial Statements and Notes to the Financial Statements that are to be submitted both to the shareholders at the General Shareholders’ Meeting and to any individual or legal entity.

  Propose to the shareholders at the General Shareholders’ Meeting the amount of final dividends to be paid and resolve upon the distribution of interim dividends.

  Call ordinary and extraordinary General Shareholders’ Meetings and carry out the resolutions adopted thereat, executing any required documents and taking all actions that may be needed for such purpose.

  Delegate or grant its powers by substitution to one or more Directors, to employees of the Company or to persons unrelated thereto, subject to applicable legal provisions.

  Resolve any questions that may arise as to the interpretation of the By-Laws and as to the duties of the Board, thereafter reporting to the shareholders at the General Shareholders’ Meeting for them to make such resolutions as they deem appropriate.

Resolutions of this kind adopted by the Board prior to compliance with legal formalities shall be deemed to be an integral part of the By-Laws so long as the shareholders acting at a General Shareholders’ Meeting do not otherwise resolve

  Exercise such powers as are validly delegated to it by the shareholders acting at a General Shareholders’ Meeting
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2. The Board of Directors sitting as a full body shall approve the general policies and strategies of the Company, under such terms as are set forth in the Regulations of the Board of Directors.

Article 31 bis.- Audit and Control Committee.

1. An Audit and Control Committee shall be created within the Board of Directors, which shall be composed of a minimum of three Directors and a maximum of five, to be appointed by the Board of Directors. All of the members of such Committee shall be non-executive Directors.

2. The Chairman of the Audit and Control Committee shall be appointed by the Committee itself from among its members and shall hold office for four years, and may be re-elected after the passage of one year from ceasing to act as such.

3. The Audit and Control Committee shall have the following powers, at a minimum:

  to report, through its Chairman, to the shareholders at the General Shareholders’ Meeting regarding matters raised therein by the shareholders in connection with the matters for which the Committee is responsible;

  to propose to the Board of Directors, for subsequent submission to the shareholders at the General Shareholders’ Meeting, the appointment of the Auditor referred to in Section 204 of the Companies Act, as well as, if appropriate, the terms and conditions for hiring such Auditor, the scope of its professional duties and the revocation of its appointment or its re-appointment;

  to monitor the internal audit services;

  to know the process for gathering financial information and the internal control systems; and

  to interact with the Auditor in order to receive information regarding matters that may jeopardize the Auditor’s independence and any other matters relating to the conduct of audits of the financial statements, as well as to receive information and maintain with the Auditor such communication as is provided for in legislation governing audits of financial statements and in technical auditing regulations.

4. The Committee shall meet at least once every quarter and as many times as is appropriate, following a call to meeting by the Chairman, or by decision of the Committee itself, or in response to a request made by two of its members or by the Executive Commission.

5. A quorum shall validly exist at meetings of the Audit and Control Committee with the presence, in person or by proxy, of at least one-half of its members, and resolutions shall be adopted by majority of votes present. In the event of a tie, the Chairman shall have the tie-breaking vote.

6. The Board of Directors may further elaborate upon and supplement the foregoing rules in its own Regulations, pursuant to the provisions of these By-Laws and the Law.

Article 31 bis.- Audit and Control Committee.

1. An Audit and Control Committee shall be created within the Board of Directors, which shall be composed of a minimum of three Directors and a maximum of five, to be appointed by the Board of Directors. All of the members of such Committee shall be external Directors.

2. The Chairman of the Audit and Control Committee, which position shall be held by an independent Director in all cases, shall be appointed by the Committee itself from among its members and shall hold office for four years, and may be re-elected after the passage of one year from ceasing to act as such.

3. The Audit and Control Committee shall have the following powers, at a minimum:

  to report, through its Chairman, to the shareholders at the General Shareholders’ Meeting regarding matters raised therein by the shareholders in connection with the matters for which the Committee is responsible;

  to propose to the Board of Directors, for subsequent submission to the shareholders at the General Shareholders’ Meeting, the appointment of the Auditor referred to in Section 204 of the Companies Act, as well as, if appropriate, the terms and conditions for hiring such Auditor, the scope of its professional duties and the revocation of its appointment or its re-appointment;

  to monitor the internal audit services;

  to know the process for gathering financial information and the internal control systems;

  to interact with the Auditor in order to receive information regarding matters that may jeopardize the Auditor’s independence and any other matters relating to the conduct of audits of the financial statements, as well as to receive information and maintain with the Auditor such communication as is provided for in legislation governing audits of financial statements and in technical auditing regulations; and

  any other powers granted under the Regulations of the Board of Directors.

4. The Committee shall meet at least once every quarter and as many times as is appropriate, following a call to meeting by the Chairman.

5. A quorum shall validly exist at meetings of the Audit and Control Committee with the presence, in person or by proxy, of at least one-half of its members, and resolutions shall be adopted by majority of votes present. In the event of a tie, the Chairman shall have the tie-breaking vote.

6. The Board of Directors may further elaborate upon and supplement the foregoing rules in its own Regulations, pursuant to the provisions of these By-Laws and the Law.

* * *

Proposed amendments

VI. Amendments of the By-Laws.

VI.1 Amendments regarding the General Shareholders’ Meeting: amendment of Article 14 (Powers of the Shareholders acting at a General Shareholder’ Meeting); Amendment of paragraphs 1 and 3 of Article 15 (Ordinary and Extraordinary General Shareholders’ Meeting); amendment of paragraph 1 of and addition of paragraph 4 to Article 16 (Call to the General Shareholders’ Meeting); amendment of Article 18 (Shareholders’ Right to Receive Information); amendment of Article 19 (Chairmanship of the Meeting and Preparation of the Attendance Roll); and amendment of paragraph 2 of Article 20 (Deliberations and Voting).

Article 14 of the By-Laws is amended to read as follows:

"Article 14.- Powers of the Shareholders Acting at a General Shareholders’ Meeting.

The shareholders acting at a General Shareholders’ Meeting shall decide on the matters assigned thereto by Law or these By-Laws and, in particular, regarding the following:

  Appointment and removal of Directors.

  Appointment of Auditors.

  Review of corporate management and approval, if appropriate, of the financial statements for the prior fiscal year and decision regarding the allocation of profits/losses.

  Increase and reduction of share capital.

  Issuance of Debentures.

  Amendment of the By-Laws.

  Dissolution, merger, split-off and transformation of the Company.

  The transformation of the Company into a holding company, through "subsidiarization" or by entrusting subsidiaries with the conduct of core activities theretofore carried out by the Company itself.

  The acquisition or disposition of essential operating assets, when this entails an effective amendment of the corporate purpose.

  Transactions the effect of which is tantamount to liquidating the Company.

  Any other matter that the Board of Directors resolves to submit to the shareholders at a General Shareholders’ Meeting."

Paragraphs 1 and 3 of Article 15 of the By-Laws are amended, leaving the other paragraphs of Article 15 unchanged. Such paragraphs 1 and 3 shall read as follows:

"1. The shareholders acting at an Ordinary General Shareholders’ Meeting, which shall have previously been called for such purpose, shall meet within the first six months of each fiscal year in order to review corporate management, approve, if appropriate, the financial statements for the prior fiscal year and decide on the allocation of profits/losses. Resolutions may also be adopted regarding any other matter properly coming before the General Shareholders’ Meeting as set forth in Article 14 above, provided that such matter appears on the Agenda and a quorum for the Meeting has been established with the presence of such stock as is required by Law.

The Ordinary General Shareholders’ Meeting shall be valid even if it has been called or is held beyond the applicable deadline."

"3. In addition, an extraordinary General Shareholders’ Meeting shall be held when so requested in writing by the holders of at least five percent of the share capital, which request shall set forth the matters to be dealt with. In this instance, the Board of Directors shall have a maximum period of fifteen days, to be computed from the date of the notarially-recorded request for such call, within which to call the Meeting with such minimum advance notice as is required by Law. The Board of Directors shall prepare the Agenda, in which it shall include at least the matters set forth in the request."

Paragraph 1 of Article 16 of the By-Laws is amended and a new paragraph 4 is added at the end of the above-mentioned article; the other paragraphs of Article 16 remain unchanged. The above-mentioned paragraphs 1 and 4 shall read as follows:

"1. The General Shareholders’ Meeting shall be called through a notice published in the Official Bulletin of the Commercial Registry and in one of the newspapers of wider circulation in the province where the Company’s registered office is located, as much in advance of the date set for the Meeting as is at a minimum required by Law."

"4. Shareholders representing at least five percent of the share capital may request the publication of a supplement to the call to the General Shareholders’ Meeting including one or more items in the agenda. This right must be exercised by means of duly authenticated notice that must be received at the Company’s registered office within five days of the publication of the call to meeting.

The supplement to the call to meeting must be published in compliance with the legal requirements and as much in advance as is provided by Law."

Article 18 of the By-Laws is amended to read as follows:

"Article 18.- Shareholders’ Right to Receive Information

  From the time of publication of the notice of the call to a General Shareholders’ Meeting through the seventh day prior to the date set for the holding thereof upon first call, any shareholder may submit a written request to the Board of Directors of the Company for such information or clarifications as it deems are required, or ask written questions it deems are pertinent, regarding the matters included in the Agenda for the Meeting that has been published in the notice of call thereto, or regarding information accessible to the public that the Company has provided to the National Securities Market Commission [Comisión Nacional del Mercado de Valores] since the holding of the immediately prior General Shareholders’ Meeting.

  The Board of Directors shall be required to provide in writing, until the day when the General Shareholders’ Meeting is held, the requested information or clarifications, as well as to respond in writing to the questions asked. The answers to the questions and to the requests for information shall be channeled through the Secretary of the Board of Directors and provided by any member thereof or by any person expressly authorized by the Board of Directors to that end.

  The notice of the call to the Ordinary General Shareholders’ Meeting shall state that any shareholder may obtain from the Company, immediately and without charge at the registered office, a copy of the documents that will be submitted to the shareholders for approval and the Auditors’ report

  When the shareholders acting at the General Shareholders’ Meeting are to deal with an amendment to the By-Laws, the notice of the call to meeting shall set forth, in addition to the statements required by Law in each case, the right of all shareholders to examine at the registered office the full text of the proposed amendment and of the report thereon and to request that such documents be delivered or sent to them without charge.

  In cases of increase or reduction in share capital, issuance of convertible debentures, merger or split-off of the Company, the information required by Law in connection with such cases shall be made available.

  During the course of the General Shareholders’ Meeting, the shareholders of the Company may verbally request such information or clarifications as they deem appropriate regarding the matters contained in the agenda. In the event that it is not possible to satisfy the shareholder’s right at that time, the Directors shall provide such information in writing within seven days of the close of the Meeting.

  The Directors shall have the duty to provide the information requested in reliance upon the two preceding paragraphs, except in those cases in which it is legally inadmissible and, in particular, when, in the opinion of the Chairman, publication of the requested information may prejudice the corporate interests. This latter exception shall not apply when the request is supported by shareholders representing at least one-fourth of the share capital.

  Answers to shareholders who attend the General Shareholders’ Meeting from a distance by means of data transmission and simultaneously and who exercise their right to receive information through this procedure shall be provided, if applicable, in writing, within seven days following the Meeting."

Article 19 of the By-Laws is amended to read as follows:

"Article 19.- Chairmanship of the Meeting and Preparation of the Attendance Roll.

  The Chairman of the Board of Directors or, in the absence thereof, a Vice Chairman of such Board, in such order as is applicable in the event that there are several of them, shall chair the General Shareholders’ Meeting; in the event of vacancy, absence or sickness, they shall be replaced by the longest-serving Director, and in case of equal length of service, by the oldest. The Secretary of the Board of Directors or, in the absence thereof, a Deputy Secretary, in such order as is applicable in the event that there are several of them, shall act as Secretary for the Meeting, and in the absence of both, the position of Chairman of the Meeting shall be held by the Director with the least amount of time as such, and in case of equal length of service, by the youngest.

  The Presiding Committee [Mesa] of the General Shareholders’ Meeting shall be composed of the Chairman, the Secretary for the General Shareholders’ Meeting and the members of the Board of Directors who attend the Meeting.

  Once the Presiding Committee has been formed, and prior to beginning with the Agenda, an attendance roll shall be prepared by the Secretary for the Meeting which sets forth the nature or representation of each attendee and the number of their own or other shareholders’ shares present.

  At the end of the roll, there shall be a determination of the number of shareholders present in person –separately including those who voted from a distance– or by proxy, as well as the amount of capital they own, specifying the capital held by shareholders with the right to vote.

  If the attendance roll does not appear at the beginning of the minutes of the General Shareholders’ Meeting, it shall be attached thereto as an annex signed by the Secretary with the approval of the Chairman.

  The attendance roll may also be made up of an index file or be prepared in electronic form. In such cases, the medium used shall be set forth in the minutes themselves, and the sealed cover of the index file or electronic medium shall show the appropriate identification procedure signed by the Secretary with the approval of the Chairman.

  Once the roll has been prepared, the Chairman shall state whether or not the requirements for the valid constitution of the Meeting have been met. Any questions or claims arising with respect to these matters shall be resolved by the inspectors and the Secretary. Immediately thereafter, if appropriate, the Chairman shall declare the Meeting to be validly convened."

Paragraph 2 of Article 20 of the By-Laws is amended and the other paragraphs thereof remain unchanged. The above-mentioned paragraph 2 shall read as follows:

"2. Proposed resolutions shall be voted in accordance with the voting calculation system established in the Regulations for the General Shareholders’ Meeting."

VI.2 Amendments regarding proxy-granting and voting by means of long-distance communication and remote attendance at the Meeting: amendment of Article 17 (Right to attend); insertion of a new Article 17 bis (Remote attendance by electronic or data transmission means); and insertion of a new Article 20 bis (Casting of votes from a distance prior to the Meeting).

Article 17 of the By-Laws is amended to read as follows:

"Article 17.- Right to Attend. Proxy-granting and Representation.

  The right to attend General Shareholders’ Meetings shall accrue to the holders of at least that number of shares representing a nominal value of not less than 300 euros, provided that such shares are registered in their name in the corresponding book-entry registry five days in advance of the date on which the General Shareholders’ Meeting is to be held, and provided also that they present evidence thereof with the appropriate attendance card or certificate issued by any of the entities participating in the institution that manages such book-entry registry or in any other manner permitted under applicable Legislation.

  Without prejudice to the foregoing, holders of a lesser number of shares may at all times grant a proxy in respect thereof to a shareholder having the right to attend the Meeting, as well as group together with other shareholders in the same situation until reaching the required number of shares, following which a proxy must be granted to one of such shareholders. The grouping must be carried out specifically for each Meeting and be recorded on any written medium.

  Every shareholder having the right to attend may be represented at the General Shareholders’ Meeting by any other person, even if not a shareholder. For such purpose, the shareholder being represented shall comply with the requirements and formalities established under Law.

  The Chairman of and the Secretary for the General Shareholders’ Meeting shall have the widest powers allowed by Law to recognize the validity of the document evidencing proxy representation; they shall only deem invalid those documents that lack the minimum indispensable requirements, and so long as the lack thereof cannot be cured.

  The Members of the Board of Directors must attend the General Shareholders’ Meetings, except when unable to do so upon duly justified grounds. Senior Executive Officers, Experts and other persons with an interest in the efficient running of corporate affairs may be authorized to attend the General Shareholders’ Meeting by the Board of Directors.

  Proxy representation must be granted in writing (in paper or electronic form) and specifically for each Meeting.

  A proxy is always revocable. Attendance at the Meeting by the shareholder granting the proxy, whether in person or through distance voting, entails the revocation of any proxy, whatever the date thereof. A proxy shall likewise be rendered void as a result of the disposition of shares of which the Company has notice

  Without prejudice to the provisions of Section 108 of the Companies Act, a proxy must be granted pursuant to the provisions of Section 106.2 of such Act.

  When a proxy is granted by means of long-distance communication, it shall only be deemed valid if it is carried out by sending to the Company the duly signed attendance and proxy-granting card or other written instrument that, in the opinion of the Board of Directors expressed in a resolution adopted for such purpose, allows for due verification of the identity of the shareholder granting the proxy and that of the proxy-holder designated therein.

  A proxy granted or notified by mail or electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website. In the above-mentioned resolution, the Board of Directors shall specify the conditions governing proxy-granting by mail or electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance and proxy-granting card in electronic form, describe in detail the representation granted and the identity of the shareholder granting the proxy, and include in the communication the recognized electronic signature or other type of identification of the shareholder granting the proxy, under such terms as are established by the Board of Directors by resolution adopted for such purpose, such that this system of representation may adequately guarantee the authenticity and identity of the shareholder granting the proxy.

  In order to be valid, a proxy granted by either of the aforementioned means of long-distance communication must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call. In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

  Furthermore, the Board of Directors may elaborate upon the foregoing provisions governing proxy-granting by means of long-distance communication, in accordance with the provisions of paragraph 5 of Article 20 bis below.

  A proxy may include items that, even if not contained in the agenda, may be dealt with by the shareholders at the General Shareholders’ Meeting because it is so permitted by Law."

A new Article 17 bis is inserted into the By-Laws following Article 17, with the following text:

"Article 17 bis.- Remote Attendance by Electronic or Data Transmission Means.

Remote attendance at the Meeting by means of data transmission and simultaneously, and electronic voting from a distance during the holding of the Meeting, may be admitted if so provided by the Regulations for the General Shareholders’ Meeting, subject to the requirements set forth therein.

In this case, the Regulations for the General Shareholders’ Meeting may grant the Board of Directors the power to determine in what instances, taking into account current techniques, the appropriate conditions of security and unambiguousness allow, with adequate guarantees, for remote attendance at the Meeting by means of data transmission and simultaneously and electronic voting from a distance during the holding of the meeting. In addition, the Regulations for the General Shareholders’ Meeting may entrust the Board of Directors with the regulation, subject to the provisions of Law, the By-Laws and the Regulations for the General Shareholders’ Meeting, of all the required procedural aspects, including, among other issues, how much in advance, at a minimum, the connection must be established for the shareholder to be deemed present, the procedure and applicable rules for the shareholders attending from a distance to be able to exercise their rights, the identification requirements to be satisfied by remote attendees and the impact thereof on the system for preparing the attendance rolls."

A new Article 20 bis of the By-Laws is inserted following Article 20, with the following text:

"Article 20 bis.- Casting of Votes from a Distance prior to the Meeting.

  Without prejudice to the provisions of Article 17 bis, and therefore, independently of the possibility of remote attendance by electronic means, shareholders with the right to attend may cast their vote on the proposals relating to the items included in the Agenda for any General Shareholders’ Meeting by postal delivery or correspondence or by electronic communication.

  Votes by postal delivery or correspondence shall be cast by sending or delivering to the Company a writing in which the vote is recorded, accompanied by the duly signed attendance card issued by the entity in charge of the book-entry registry.

  Votes by electronic communication with the Company shall only be admitted when, once such conditions of security and unambiguousness as are appropriate have been verified, it is so decided by the Board of Directors by means of a resolution and subsequent communication included in the notice of the call to the Meeting in question and further development thereof on the Company’s website. In the above-mentioned resolution, the Board of Directors shall specify the conditions governing distance voting by electronic communication, which shall necessarily include the obligation of the shareholder that exercises such right to submit a copy of the attendance card in electronic form and to set his recognized electronic signature in the communication. The Board of Directors may also accept, by means of a resolution previously adopted for such purpose, another type of electronic signature that provides adequate guarantees of authenticity and identification of the shareholder casting the vote.

  In order to be deemed valid, votes cast by any of the means of long-distance communication mentioned in the preceding paragraphs must be received by the Company before midnight on the third day prior to the date set for the holding of the Meeting upon first call. In the resolution providing for the call to the Meeting in question, the Board of Directors may reduce such advance period and publish any such reduction in the same manner as the notice of the call to meeting.

  The Board of Directors may elaborate on and supplement the distance voting and proxy-granting provisions set forth in these By-Laws and in the Regulations for the General Shareholders’ Meeting of the Company by establishing such instructions, means, rules and procedures as it deems advisable in order to organize the casting of votes and the grant of proxies by means of long-distance communication.

  In any event, the Board of Directors shall adopt the measures needed to avoid possible deception and to ensure that the person casting a vote or granting a proxy by postal or electronic communication has the right to do so pursuant to the provisions of Article 17.1 of the By-Laws. The implementing rules adopted by the Board of Directors under the provisions of this sub-section shall be published on the Company’s website.

  Shareholders who cast their vote from a distance pursuant to this article and to the provisions made by the Board of Directors by way of further development thereof shall be deemed present for purposes of determining the establishment of a quorum for the General Shareholders’ Meeting in question. Therefore, proxies granted prior to the casting of such vote shall be deemed revoked, and those granted thereafter shall be deemed not to have been given.

  The vote cast by means of long-distance communication shall be rendered void by the attendance in person at the meeting of the shareholder casting the vote or by the disposition of shares of which the Company has notice."

VI.3 Amendments regarding the Board of Directors: elimination of paragraph 4 of Article 24 (Composition and Appointment of the Board of Directors); amendment of paragraph 2 of Article 25 (Requirements for appointment as Director); amendment of Article 27 (Meetings, quorum and adoption of resolutions by the Board of Directors); amendment of Article 30 (Powers of the Board of Directors); and amendment of Article 31 bis (Audit and Control Committee).

It is resolved to eliminate paragraph 4 of Article 24 of the By-Laws, leaving the other paragraphs of such article unchanged. Article 24 shall therefore read as follows:

"Article 24.- Composition and Appointment of the Board of Directors

  The Board of Directors shall be composed of a minimum of five members and a maximum of twenty, to be appointed at the General Shareholders’ Meeting.

  Directors shall serve in their position for a maximum period of five years. They may be re-elected one or more times to terms of the same maximum duration.

  The Board of Directors shall have the power to fill, on an interim basis, any vacancies that may occur therein, by appointing, in such manner as is legally allowed, the persons who are to fill such vacancies until the holding of the next General Shareholders’ Meeting."

Paragraph 2 of Article 25 of the By-Laws is amended, leaving the other paragraphs of the article unchanged. Such paragraph 2 of Article 25 shall read as follows:

"2. The position of Director of the Company may only be held by persons of legal age who are not affected by the prohibitions or circumstances of incompatibility provided for in applicable legislation."

Article 27 of the By-Laws is amended and shall read as follows:

"Article 27.- Meetings, Quorum and Adoption of Resolutions by the Board of Directors

  The Board of Directors shall regularly meet once a month, following a call to meeting. The Board shall meet at the principal office or at the place or places designated by the Chairman.

  The Board shall hold extraordinary meetings when so resolved by the Chairman or the person who serves as such. It shall also meet at the request of at least three Directors.

  All Directors who are absent may grant a proxy by letter to another Director who is in attendance, with the right to speak and to vote, at the meeting or session to which the proxy refers. The Director granting the proxy shall endeavor, to the extent possible, to include voting instructions in the letter of proxy.

  A meeting of the Board may be held in several rooms simultaneously so long as real-time interactivity or intercommunication among them is ensured by audiovisual means or by telephone, such that the unity of the act is also ensured.

  The Board of Directors shall endeavor, to the extent possible, that absences from Board meetings are kept to an absolute minimum. In the event that any of the Directors whose usual place of residence is in Madrid fails to attend four consecutive meetings without providing sufficient reasons for his absence, the Board of Directors shall have the power to declare his removal from office and to appoint the person that will replace him on an interim basis until such appointment is submitted for ratification by the shareholders at the next General Shareholders’ Meeting.

  In order for resolutions of the Board to be valid, one-half plus one of all the Directors in office must be in attendance, in person or by proxy; if there is an odd number of Directors in office, the number of Directors present in person or by proxy must be greater than the number of Directors who are absent.

  Resolutions shall in all cases be adopted by a majority of votes cast by the Directors present at the meeting in person or by proxy, except in those instances in which the Law requires the favorable vote of a greater number of Directors for the validity of specific resolutions.

  Voting in writing and without a meeting shall be admitted when no Director opposes the use of this procedure.

  The deliberations and resolutions of the Board shall be recorded in Minutes signed by the Secretary and approved by the Chairman or by the persons who have acted as such at the meeting in question. The Minutes shall be written down or transcribed in a Minute Book, which may be kept separately from the Minute Book used for the General Shareholders’ Meeting. In the event of voting in writing and without a meeting, the resolutions adopted and the votes cast in writing shall also be recorded in the Minute Book."

Article 30 of the By-Laws is amended to read as follows:

"Article 30.- Powers of the Board of Directors

  Pursuant to the provisions of Law and these By-Laws, the Board of Directors is the highest Body entrusted with the administration and representation of the Company, and therefore has the power to carry out, within the scope of the corporate purpose defined in the By-Laws, any acts or legal transactions by way of administration or disposition, upon any legal title, except for those which fall within the scope of the powers exclusively granted by Law or the By-Laws to the shareholders acting at the General Shareholders’ Meeting.

  The Board of Directors sitting as a full body shall approve the general policies and strategies of the Company, under such terms as are set forth in the Regulations of the Board of Directors.

Article 31 bis of the By-Laws is amended to read as follows:

"Artículo 31 bis.- Audit and Control Committee.

  An Audit and Control Committee shall be created within the Board of Directors, which shall be composed of a minimum of three Directors and a maximum of five, to be appointed by the Board of Directors. All of the members of such Committee shall be external Directors.

  The Chairman of the Audit and Control Committee, which position shall be held by an independent Director in all cases, shall be appointed by the Committee itself from among its members and shall hold office for four years, and may be re-elected after the passage of one year from ceasing to act as such.

  The Audit and Control Committee shall have the following powers, at a minimum:

    to report, through its Chairman, to the shareholders at the General Shareholders’ Meeting regarding matters raised therein by the shareholders in connection with the matters for which the Committee is responsible;

    to propose to the Board of Directors, for subsequent submission to the shareholders at the General Shareholders’ Meeting, the appointment of the Auditor referred to in Section 204 of the Companies Act, as well as, if appropriate, the terms and conditions for hiring such Auditor, the scope of its professional duties and the revocation of its appointment or its re-appointment;

    to monitor the internal audit services;

    to know the process for gathering financial information and the internal control systems;

    to interact with the Auditor in order to receive information regarding matters that may jeopardize the Auditor’s independence and any other matters relating to the conduct of audits of the financial statements, as well as to receive information and maintain with the Auditor such communication as is provided for in legislation governing audits of financial statements and in technical auditing regulations; and

    any other powers granted under the Regulations of the Board of Directors.

  The Committee shall meet at least once every quarter and as many times as is appropriate, following a call to meeting by the Chairman.

  A quorum shall validly exist at meetings of the Audit and Control Committee with the presence, in person or by proxy, of at least one-half of its members, and resolutions shall be adopted by majority of votes present. In the event of a tie, the Chairman shall have the tie-breaking vote.

  The Board of Directors may further elaborate upon and supplement the foregoing rules in its own Regulations, pursuant to the provisions of these By-Laws and the Law."

  * * *

  Madrid, March 28, 2007.